U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 26, 2007

NUCLEAR SOLUTIONS, INC.
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
(State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

5505 Connecticut Ave., N.W. Ste.191, Washington,D.C.         20015
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number,(202) 787 - 1951

(Registrant=s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

FORWARD-LOOKING STATEMENT NOTICE:

This report on Form 8-K may contain forward-looking statements, which involve risks and uncertainties, such as our plans, objective, expectations and intentions. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income, and cash flow. We wish to caution the reader that all forward-looking statements contained in this Form 10-KSB are only estimates and predictions. Our actual results could differ materially from those anticipated as a result of risk facing us or actual events differing from the assumptions underlying such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update any of these factors or to publicly announce any change to our forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

Item 8.01 Other Events

On December 22, 2007, we received a letter from Inter-Americas, Inc. expressing its interest in acquiring the outstanding common stock of Nuclear Solutions. The letter is attached as Exhibit 99. Management is in contact with Inter-Americas, Inc. and intends to enter into a period of bi-latteral due dilligence to assess the credibility of Inter-Americas’ expression of interest and its financial resources. Presently, we do not have enough information with which to formulate an opinion.

Item 9.01 Financial Statements and Exhibits

(c) Index to Exhibits.

Exhibit Number	Description

99	Inter-Americas letter dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: December 26, 2007

/s/ Patrick Herda
By: Patrick Herda
Title:President